UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

ASSET ENTITIES INC.
(Exact name of Company as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2024, Asset Entities Inc., a Nevada corporation (the “Company”), received a written notification (the “Notification Letter”), from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum $2,500,000 stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market tier of Nasdaq because the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 reported stockholders’ equity of $2,097,090, and, as of the date of the Notification Letter, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations set forth in Nasdaq Listing Rule 5550(b).

Nasdaq Listing Rule 5550(b) requires a company that has its primary equity security listed on The Nasdaq Capital Market tier of Nasdaq to meet one of three requirements: (1) have stockholders’ equity of at least $2,500,000; (2) have a market value of listed securities of at least $35,000,000; or (3) have net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

The Notification Letter does not impact the Company’s listing of the Class B Common Stock on The Nasdaq Capital Market at this time. However, the Notification Letter provides that the Company’s name will be included on a list of all non-compliant companies which Nasdaq makes available to investors on its website at listingcenter.nasdaq.com, beginning five business days from the date of the Notification Letter.

In accordance with Nasdaq Listing Rule 5810(c)(2)(A), the Company was provided 45 calendar days, or until October 7, 2024, to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b). If the plan is accepted, an extension of up to 180 calendar days from the date of the Notification Letter can be granted to the Company to evidence compliance. If the plan is not accepted, the Company can request a hearing before an independent Nasdaq Hearings Panel.

Item 8.01 Other Events.

As previously reported in its Current Report on Form 8-K filed on August 15, 2024, the Company believes it has as of the filing had at least $2,500,000 in stockholders’ equity, as required for continued listing on The Nasdaq Capital Market tier of Nasdaq as of August 14, 2024, as a result of the second closing, under the Securities Purchase Agreement, dated as of May 24, 2024, as amended by a First Amendment to Securities Purchase Agreement, dated as of June 13, 2024, between the Company and Ionic Ventures, LLC, a California limited liability company, for the issuance and sale of 165 shares of the Company’s newly designated Series A Convertible Preferred Stock, $0.0001 par value per share, for gross proceeds of $1,500,000, which occurred on July 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
	Name:	Arshia Sarkhani
	Title:	Chief Executive Officer and President

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